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EXHIBIT 16.1



                                  SQUAR MILNER


December 9, 2002

Mr. Brandon Powell
Universal Broadband Networks, Inc.
2030 Main Street, Suite 1300
Irvine, CA 92614


Mr. Gary Rasmussen,
Fonefriend, Inc.
701 Palomar Airport Road, Suite 300
Carlsbad, CA  92009


Gentlemen:


This is to confirm that the client-auditor relationship between Universal Broadband Networks, Inc. (Commission File Numbr 0-24408) and Squar, Milner, Reehl & Williamson, LLP, has ceased.


Sincerely,


/s/ Squar, Milner, Reehl & Williamson, LLP

SQUAR, MILNER, REEHL & WILLIAMSON, LLP



cc:  Via Fax:
     (202) 942-9656


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